EXHIBIT 99.1

May 1, 2025

EOG Resources Reports First Quarter 2025 Results and Updates 2025 Plan

HOUSTON – (PR Newswire) – EOG Resources, Inc. (EOG) today reported first quarter 2025 results. The attached supplemental financial tables and schedules for the reconciliation of non-GAAP measures to GAAP measures and related definitions and discussion, along with a related presentation, are also available on EOG's website at http://investors.eogresources.com/investors.

Key Financial Results

In millions of USD, except per-share, per-Boe and ratio data

GAAP	1Q 2025	4Q 2024	3Q 2024	2Q 2024	1Q 2024
Total Revenue	5,669	5,585	5,965	6,025	6,123
Net Income	1,463	1,251	1,673	1,690	1,789
Net Income Per Share	2.65	2.23	2.95	2.95	3.10
Net Cash Provided by Operating Activities	2,289	2,763	3,588	2,889	2,903
Total Expenditures	1,546	1,446	1,573	1,682	1,952
Current and Long-Term Debt	4,744	4,752	3,776	3,784	3,791
Cash and Cash Equivalents	6,599	7,092	6,122	5,431	5,292
Debt-to-Total Capitalization	13.8%	13.9%	11.3%	11.5%	11.7%
Cash Operating Costs ($/Boe)	10.31	10.15	10.15	10.11	10.37
Non-GAAP					
Adjusted Net Income	1,586	1,535	1,644	1,807	1,626
Adjusted Net Income Per Share	2.87	2.74	2.89	3.16	2.82
CFO before Changes in Working Capital	2,813	2,635	2,988	3,042	2,928
Capital Expenditures	1,484	1,358	1,497	1,668	1,703
Free Cash Flow	1,329	1,277	1,491	1,374	1,225
Net Debt	(1,855)	(2,340)	(2,346)	(1,647)	(1,501)
Net Debt-to-Total Capitalization	(6.7%)	(8.7%)	(8.6%)	(6.0%)	(5.5%)
Cash Operating Costs ($/Boe)[1]	10.31	10.15	10.05	10.11	10.37

First Quarter Highlights

- Earned adjusted net income of $1.6 billion, or $2.87 per share
- Generated $1.3 billion of free cash flow
- Declared regular quarterly dividend of $0.975 per share
- Paid $538 million in regular dividends and repurchased $788 million of shares
- Volumes and per-unit operating costs better than guidance midpoints

2025 Capital Plan Update & Other Highlights

- Optimized full-year capital plan to $6.0 billion to grow oil production 2% and total production 5%
- Announced oil discovery in Trinidad

1Q25 Press Release 1

First Quarter 2025 Highlights and Cash Return

Volumes and Capital Expenditures

	1Q 2025	1Q 2025 Guidance Midpoint	4Q 2024	3Q 2024	2Q 2024	1Q 2024
Volumes						
Crude Oil and Condensate (MBod)	502.1	500.0	494.6	493.0	490.7	487.4
Natural Gas Liquids (MBbld)	241.7	239.0	252.5	254.3	244.8	231.7
Natural Gas (MMcfd)	2,080	2,025	2,092	1,970	1,872	1,858
Total Crude Oil Equivalent (MBoed)	**1,090.4**	**1,076.5**	**1,095.7**	**1,075.7**	**1,047.5**	**1,028.8**
Capital Expenditures ($MM)	**1,484**	**1,525**	**1,358**	**1,497**	**1,668**	**1,703**

From Ezra Yacob, Chairman and Chief Executive Officer

"EOG had a strong start to the year, with oil and total volumes, cash operating costs, and DD&A better than expected. Results were driven by solid execution across both foundational and emerging plays.

"The company's financial position provides EOG the ability to return greater than 100% of annual free cash flow in the near term. Strong operating results generated $1.3 billion of free cash flow in the quarter. EOG returned $1.3 billion to shareholders through $538 million in regular dividends and $788 million of share repurchases.

"Significant progress in the company's exploration efforts complements positive operational developments across our multi-basin portfolio. Recent exploration success in Trinidad, continued cost reduction and resource additions in foundational assets, along with operating efficiency and productivity improvements in emerging plays, provide high confidence in the low-cost basis and long duration of our resource base.

"We adjusted our plan for the year to optimize capital investment. The focus remains on capital discipline, such that we appropriately balance both macro and operational considerations to drive returns, strong free cash flow and continued improvement in our business. EOG's low-cost position supports profitability during periods of price volatility, allowing the company to create significant value for shareholders through commodity price cycles."

Regular Dividend and First Quarter Share Repurchases

The Board of Directors today declared a dividend of $0.975 per share on EOG's common stock. The dividend will be payable July 31, 2025, to stockholders of record as of July 17, 2025. The indicated annual rate is $3.90 per share.

During the first quarter, the company repurchased 6.2 million shares for $788 million under its share repurchase authorization. EOG has $5.1 billion remaining on its current share buyback authorization.

1Q25 Press Release 2

2025 Capital Plan Update & Other Highlights

2025 Capital Plan Update

In light of our strong first quarter performance and potential near-term impacts on global demand due to ongoing discussions regarding tariffs, we are proactively optimizing our full-year 2025 plan. Total capital expenditures for 2025 are now expected to range from $5.8 to $6.2 billion, a $200 million reduction relative to our prior plan. As a result, the company expects to maintain oil production at first quarter 2025 levels for the balance of the year and deliver full-year oil production growth of 2% and total production growth of 5%.

EOG Exploration Update

EOG has announced a shallow water offshore oil discovery in Trinidad. The Beryl oil discovery is based on a successful exploration well in the TSP Deep Area.

1Q25 Press Release 3

First Quarter 2025 Financial Performance

Earnings per Share 1Q 2025 vs 4Q 2024

GAAP

$2.23
$0.43
($0.08)
($0.05)
($0.18)
$0.30
$2.65
4Q EPS
Prices
Volumes
Per-Unit Costs
Hedges
Other2
1Q EPS

Adjusted Non-GAAP

$2.74
$0.43
($0.08)
($0.05)
($0.08)
($0.09)
$2.87
4Q EPS
Prices
Volumes
Per-Unit Costs
Hedges
Other2
1Q EPS

Prices

- Crude oil, NGL and natural gas prices increased in 1Q compared with 4Q

Volumes

- Oil production of 502,100 Bopd was above the midpoint of the guidance range and up from 4Q
- NGL production was above the midpoint of the guidance range and down from 4Q
- Natural gas production was above the midpoint of the guidance range and down from 4Q
- Total company equivalent production was above the midpoint of the guidance range and down from 4Q

Per-Unit Costs

- LOE, GP&T, and DD&A expenses increased in 1Q compared with 4Q, while G&A costs decreased

Hedges

- Mark-to-market hedge losses decreased GAAP earnings per share in 1Q compared with 4Q
- Cash paid to settle hedges decreased adjusted non-GAAP earnings per share in 1Q compared with 4Q

Change in Cash 1Q 2025 vs 4Q 2024

$Billions

7.1
2.8
(1.5)
(0.5)
(0.8)
(0.5)
6.6
$1.3 Bn Free Cash Flow
Cash at 12/31/24
CFO
Capex
Dividends
Share Buybacks
Working Capital & Other
Cash at 3/31/25

Free Cash Flow

- Cash flow from operations before changes in working capital was $2.8 billion
- Incurred $1.5 billion of capital expenditures
- This resulted in $1.3 billion of free cash flow

Cash Return and Working Capital

- Paid $538 million in regular dividends
- Repurchased $788 million of stock
- Paid approximately $700 million in taxes associated with postponed tax payments due to severe weather tax relief in 2024

1Q25 Press Release 4

First Quarter 2025 Operating Performance

Cash Operating Costs

$ per Boe

10.37
10.11
10.05
10.15
10.70
10.31
G&A[1]
1.73
1.58
1.59
1.87
1.90
1.74
GP&T[3]
4.41
4.44
4.50
4.37
4.55
4.48
LOE
4.23
4.09
3.96
3.91
4.25
4.09
1Q 2024
2Q 2024
3Q 2024
4Q 2024
1Q 2025 Guidance Midpoint
1Q 2025

Depreciation, Depletion and Amortization

$ per Boe

11.47
10.32
10.42
10.11
10.50
10.32
1Q 2024
2Q 2024
3Q 2024
4Q 2024
1Q 2025 Guidance Midpoint
1Q 2025

Lease and Well

- QoQ: Increased primarily due to higher water handling expenses and fuel costs

- Guidance Midpoint: Lower primarily due to lower workover expenses and labor costs

Gathering, Processing and Transportation Costs

- QoQ: Increased primarily due to higher gas transportation expenses and fuel costs

- Guidance Midpoint: Lower primarily due to lower compression-related costs

General and Administrative

- QoQ: Decreased due to lower employee-related expenses

- Guidance Midpoint: Lower due to lower employee-related expenses

Depreciation, Depletion and Amortization

- QoQ: Increased primarily due to the impact of reserve revisions and well mix

- Guidance Midpoint: Lower primarily due to the addition of lower cost reserves

1Q25 Press Release 5

First Quarter 2025 Results vs Guidance

(Unaudited)

See "Endnotes" below for related discussion and definitions.

	1Q 2025	1Q 2025 Guidance Midpoint	Variance	4Q 2024	3Q 2024	2Q 2024	1Q 2024
Crude Oil and Condensate Volumes (MBod)							
United States	500.9	499.0	1.9	493.5	491.8	490.1	486.8
Trinidad	1.2	1.0	0.2	1.1	1.2	0.6	0.6
Total	502.1	500.0	2.1	494.6	493.0	490.7	487.4
Natural Gas Liquids Volumes (MBbld)							
Total	241.7	239.0	2.7	252.5	254.3	244.8	231.7
Natural Gas Volumes (MMcfd)							
United States	1,834	1,790	44	1,840	1,745	1,668	1,658
Trinidad	246	235	11	252	225	204	200
Total	2,080	2,025	55	2,092	1,970	1,872	1,858
Total Crude Oil Equivalent Volumes (MBoed)	1,090.4	1,076.5	13.9	1,095.7	1,075.7	1,047.5	1,028.8
Total MMBoe	98.1	96.9	1.2	100.8	99.0	95.3	93.6
Benchmark Price							
Oil (WTI) ($/Bbl)	71.42			70.28	75.16	80.55	76.97
Natural Gas (HH) ($/Mcf)	3.66			2.79	2.16	1.89	2.24
Crude Oil and Condensate - above (below) WTI[4] ($/Bbl)							
United States	1.48	1.40	0.08	1.40	1.79	2.16	1.49
Trinidad	(10.30)	(12.20)	1.90	(9.81)	(12.01)	(9.80)	(9.47)
Natural Gas Liquids - Realizations as % of WTI							
Total	36.8%	35.0%	1.8%	33.9%	29.8%	28.7%	31.6%
Natural Gas - above (below) NYMEX Henry Hub[5] ($/Mcf)							
United States	(0.30)	(0.35)	0.05	(0.40)	(0.32)	(0.32)	(0.14)
Natural Gas Realizations ($/Mcf)							
Trinidad	3.78	3.60	0.18	3.86	3.68	3.48	3.54
Total Expenditures (GAAP) ($MM)	1,546			1,446	1,573	1,682	1,952
Capital Expenditures (non-GAAP) ($MM)	1,484	1,525	(41)	1,358	1,497	1,668	1,703
Operating Unit Costs ($/Boe)							
Lease and Well	4.09	4.25	(0.16)	3.91	3.96	4.09	4.23
Gathering, Processing and Transportation Costs[3]	4.48	4.55	(0.07)	4.37	4.50	4.44	4.41
General and Administrative (GAAP)	1.74			1.87	1.69	1.58	1.73
General and Administrative (non-GAAP)[1]	1.74	1.90	(0.16)	1.87	1.59	1.58	1.73
Cash Operating Costs (GAAP)	10.31			10.15	10.15	10.11	10.37
Cash Operating Costs (non-GAAP)[1]	10.31	10.70	(0.39)	10.15	10.05	10.11	10.37
Depreciation, Depletion and Amortization	10.32	10.50	(0.18)	10.11	10.42	10.32	11.47
Expenses ($MM)							
Exploration and Dry Hole	75	60	15	60	43	39	46
Impairment (GAAP)	44			276	15	81	19
Impairment (excluding certain impairments (non-GAAP))[6]	44	70	(26)	23	15	46	17
Capitalized Interest	12	12	0	13	12	10	10
Net Interest	47	48	(1)	38	31	36	33
TOTI (% of revenues from sales of crude oil and condensate, NGLs and natural gas)							
(GAAP)	7.6%			6.8%	6.5%	7.5%	7.7%
(non-GAAP)[1]	7.6%	8.0%	(0.4%)	6.8%	7.2%	7.5%	7.7%
Income Taxes							
Effective Rate	22.1%	22.5%	(0.4%)	23.0%	21.6%	21.7%	22.2%
Current Tax Expense ($MM)	370	390	(20)	454	240	341	312

1Q25 Press Release 6

Second Quarter and Full-Year 2025 Guidance[7]

(Unaudited)

See "Endnotes" below for related discussion and definitions.	2Q 2025 Guidance Range		2Q 2025 Midpoint	FY 2025 Guidance Range		FY 2025 Midpoint	2024 Actual	2023 Actual	2022 Actual
Crude Oil and Condensate Volumes (MBod)									
United States	499.0 -	503.6	501.3	499.1 -	503.7	501.4	490.6	475.2	460.7
Trinidad	0.6 -	1.0	0.8	0.9 -	1.3	1.1	0.8	0.6	0.6
Total	499.6 -	504.6	502.1	500.0 -	505.0	502.5	491.4	475.8	461.3
Natural Gas Liquids Volumes (MBbld)									
Total	245.0 -	257.0	251.0	247.0 -	259.0	253.0	245.9	223.8	197.7
Natural Gas Volumes (MMcfd)									
United States	1,880 -	1,980	1,930	1,900 -	2,000	1,950	1,728	1,551	1,315
Trinidad	230 -	250	240	215 -	235	225	220	160	180
Total	2,110 -	2,230	2,170	2,115 -	2,235	2,175	1,948	1,711	1,495
Crude Oil Equivalent Volumes (MBoed)									
United States	1,057.3 -	1,090.6	1,074.0	1,062.8 -	1,096.0	1,079.4	1,024.5	957.5	877.5
Trinidad	38.9 -	42.7	40.8	36.7 -	40.5	38.6	37.6	27.3	30.7
Total	1,096.2 -	1,133.3	1,114.8	1,099.5 -	1,136.5	1,118.0	1,062.1	984.8	908.2
Benchmark Price									
Oil (WTI) ($/Bbl)							75.72	77.61	94.23
Natural Gas (HH) ($/Mcf)							2.27	2.74	6.64
Crude Oil and Condensate - above (below) WTI[4] ($/Bbl)									
United States	0.55 -	2.05	1.30	0.20 -	2.20	1.20	1.70	1.57	2.99
Trinidad	(10.25) -	(8.75)	(9.50)	(8.10) -	(6.10)	(7.10)	(11.29)	(9.03)	(8.07)
Natural Gas Liquids - Realizations as % of WTI									
Total	29.0% -	39.0%	34.0%	29.0% -	39.0%	34.0%	30.9%	29.7%	39.0%
Natural Gas - above (below) NYMEX Henry Hub[5] ($/Mcf)									
United States	(0.80) -	(0.10)	(0.45)	(1.35) -	0.65	(0.35)	(0.28)	(0.04)	0.63
Natural Gas Realizations[8] ($/Mcf)									
Trinidad	3.25 -	3.95	3.60	3.00 -	4.00	3.50	3.65	3.65	4.43
Total Expenditures (GAAP) ($MM)							6,653	6,818	5,610
Capital Expenditures[9] (non-GAAP) ($MM)	1,500 -	1,600	1,550	5,800 -	6,200	6,000	6,226	6,041	4,607
Operating Unit Costs ($/Boe)									
Lease and Well	3.90 -	4.40	4.15	3.85 -	4.35	4.10	4.04	4.05	4.02
Gathering, Processing and Transportation Costs[3]	4.30 -	4.80	4.55	4.25 -	4.75	4.50	4.43	4.50	4.78
General and Administrative (GAAP)	1.60 -	1.90	1.75	1.60 -	1.90	1.75	1.72	1.78	1.72
General and Administrative (non-GAAP)[1]							1.70	1.78	1.67
Cash Operating Costs (GAAP)	9.80 -	11.10	10.45	9.70 -	11.00	10.35	10.19	10.33	10.52
Cash Operating Costs (non-GAAP)[1]							10.17	10.33	10.47
Depreciation, Depletion and Amortization	9.80 -	10.80	10.30	9.80 -	10.80	10.30	10.57	9.72	10.69
Expenses ($MM)									
Exploration and Dry Hole	50 -	90	70	250 -	290	270	188	182	204
Impairment (GAAP)							391	202	382
Impairment (excluding certain impairments (non-GAAP))[6]	30 -	110	70	240 -	320	280	100	160	269
Capitalized Interest	10 -	14	12	46 -	50	48	45	33	36
Net Interest	41 -	45	43	173 -	177	175	138	148	179
TOTI (% of revenues from sales of crude oil and condensate, NGLs and natural gas)									
(GAAP)	7.0% -	9.0%	8.0%	7.0% -	9.0%	8.0%	7.1%	7.4%	7.0%
(non-GAAP)[1]							7.3%	7.4%	7.5%
Income Taxes									
Effective Rate	20.0% -	25.0%	22.5%	20.0% -	25.0%	22.5%	22.1%	21.6%	21.7%
Current Tax Expense ($MM)	210 -	310	260	1,105 -	1,405	1,255	1,348	1,415	2,208

1Q25 Press Release 7

First Quarter 2025 Results Webcast
Friday, May 2, 2025, 9:00 a.m. Central time (10:00 a.m. Eastern time)
Webcast will be available on EOG's website for one year.
http://investors.eogresources.com/Investors

About EOG
EOG Resources, Inc. (NYSE: EOG) is one of the largest crude oil and natural gas exploration and production companies in the United States with proved reserves in the United States and Trinidad. To learn more visit www.eogresources.com.

Investor Contacts
Pearce Hammond 713-571-4684
Neel Panchal 713-571-4884
Shelby O'Connor 713-571-4560

Media Contact
Kimberly Ehmer 713-571-4676

Endnotes

1) Cash Operating Costs consist of LOE, GP&T and G&A. TOTI (% of revenues from sales of crude oil and condensate, NGLs and natural gas) (non-GAAP) and G&A (non-GAAP) for each of 3Q 2024, fiscal year 2024 and fiscal year 2022 exclude a state severance tax refund and related consulting fees, respectively, as reflected in the accompanying reconciliation schedules (see "Revenues, Costs and Margins Per Barrel of Oil Equivalent"). The per-Boe impact of such consulting fees on G&A and total Cash Operating Costs for 3Q 2024, fiscal year 2024 and fiscal year 2022 was $(0.10), $(0.02) and $(0.05), respectively, as set forth in "First Quarter 2025 Results vs Guidance" and "Second Quarter and Full-Year 2025 Guidance" above.
2) Includes gathering, processing and marketing revenue, gains (losses) on asset dispositions (for GAAP earnings per share only), other revenue, exploration, dry hole, impairments and marketing costs, taxes other than income, other income, interest expense and the impact of changes in the effective income tax rate.
3) Effective January 1, 2024, EOG combined Transportation Costs and Gathering and Processing Costs into one line item titled Gathering, Processing and Transportation Costs. This presentation has been conformed for all periods presented and had no impact on previously reported Net Income.
4) EOG bases United States and Trinidad crude oil and condensate price differentials upon the West Texas Intermediate crude oil price at Cushing, Oklahoma, using the simple average of the NYMEX settlement prices for each trading day within the applicable calendar month.
5) EOG bases United States natural gas price differentials upon the natural gas price at Henry Hub, Louisiana, using the NYMEX Last Day Settle price for each of the applicable months.
6) In general, EOG excludes impairments which are (i) attributable to declines in commodity prices, (ii) related to sales of certain oil and gas properties or (iii) the result of certain other events or decisions (e.g., a periodic review of EOG's oil and gas properties or other assets). EOG believes excluding these impairments from total impairment costs is appropriate and provides useful information to investors, as such impairments were caused by factors outside of EOG's control (versus, for example, impairments that are due to EOG's proved oil and gas properties not being as productive as it originally estimated).
7) The forecast items for the second quarter and full year 2025 set forth above for EOG are based on currently available information and expectations as of the date of this press release. EOG undertakes no obligation, other than as required by applicable law, to update or revise this forecast, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise. This forecast, which should be read in conjunction with this press release and EOG's related Current Report on Form 8-K filing, replaces and supersedes any previously issued guidance or forecast.
8) The full-year 2022 realized natural gas price for Trinidad includes a one-time pricing adjustment of $0.76/Mcf for prior-period production following a contract amendment with the National Gas Company of Trinidad and Tobago Limited.
9) The forecast includes expenditures for Exploration and Development Drilling, Facilities, Leasehold Acquisitions, Capitalized Interest, Dry Hole Costs and Other Property, Plant and Equipment. The forecast excludes Property Acquisitions, Asset Retirement Costs, Non-Cash Exchanges and Transactions and exploration costs incurred as operating expenses.

1Q25 Press Release 8

Glossary

Acq	Acquisitions
ATROR	After-tax rate of return
Bbl	Barrel
Bn	Billion
Boe	Barrels of oil equivalent
Bopd	Barrels of oil per day
CAGR	Compound annual growth rate
Capex	Capital expenditures
CFO	Cash flow provided by operating activities before changes in working capital
CO2e	Carbon dioxide equivalent
DD&A	Depreciation, Depletion and Amortization
Disc	Discoveries
Divest	Divestitures
EPS	Earnings per share
Ext	Extensions
GAAP	Generally Accepted Accounting Principles
G&A	General and administrative expense
G&P	Gathering and processing
GHG	Greenhouse gas
GP&T	Gathering, processing & transportation expense
HH	Henry Hub
LOE	Lease operating expense, or lease and well expense
MBbld	Thousand barrels of liquids per day
MBod	Thousand barrels of oil per day
MBoe	Thousand barrels of oil equivalent
MBoed	Thousand barrels of oil equivalent per day
Mcf	Thousand cubic feet of natural gas
MMBoe	Million barrels of oil equivalent
MMcfd	Million cubic feet of natural gas per day
NGLs	Natural gas liquids
NYMEX	U.S. New York Mercantile Exchange
OTP	Other than price
QoQ	Quarter over quarter
TOTI	Taxes other than income
USD	United States dollar
WTI	West Texas Intermediate
YoY	Year over year
$MM	Million United States dollars
$/Bbl	U.S. Dollars per barrel
$/Boe	U.S. Dollars per barrel of oil equivalent
$/Mcf	U.S. Dollars per thousand cubic feet

1Q25 Press Release 9

This press release and any accompanying disclosures may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, including, among others, statements and projections regarding EOG's future financial position, operations, performance, business strategy, goals, returns and rates of return, budgets, reserves, levels of production, capital expenditures, operating costs and asset sales, statements regarding future commodity prices and statements regarding the plans and objectives of EOG's management for future operations, are forward-looking statements. EOG typically uses words such as "expect," "anticipate," "estimate," "project," "strategy," "intend," "plan," "target," "aims," "ambition," "initiative," "goal," "may," "will," "focused on," "should" and "believe" or the negative of those terms or other variations or comparable terminology to identify its forward-looking statements. In particular, statements, express or implied, concerning EOG's future financial or operating results and returns or EOG's ability to replace or increase reserves, increase production, generate returns and rates of return, replace or increase drilling locations, reduce or otherwise control drilling, completion and operating costs and capital expenditures, generate cash flows, pay down or refinance indebtedness, achieve, reach or otherwise meet initiatives, plans, goals, ambitions or targets with respect to emissions, other environmental matters or safety matters, pay and/or increase regular and/or special dividends or repurchase shares are forward-looking statements. Forward-looking statements are not guarantees of performance. Although EOG believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that such assumptions are accurate or will prove to have been correct or that any of such expectations will be achieved (in full or at all) or will be achieved on the expected or anticipated timelines. Moreover, EOG's forward-looking statements may be affected by known, unknown or currently unforeseen risks, events or circumstances that may be outside EOG's control. Important factors that could cause EOG's actual results to differ materially from the expectations reflected in EOG's forward-looking statements include, among others:

- the timing, magnitude and duration of changes in prices for, supplies of, and demand for, crude oil and condensate, natural gas liquids (NGLs), natural gas and related commodities;
- the extent to which EOG is successful in its efforts to acquire or discover additional reserves;
- the extent to which EOG is successful in its efforts to (i) economically develop its acreage in, (ii) produce reserves and achieve anticipated production levels and rates of return from, (iii) decrease or otherwise control its drilling, completion and operating costs and capital expenditures related to, and (iv) maximize reserve recoveries from, its existing and future crude oil and natural gas exploration and development projects and associated potential and existing drilling locations;
- the success of EOG's cost-mitigation initiatives and actions in offsetting the impact of any inflationary or other pressures on EOG's operating costs and capital expenditures;
- the extent to which EOG is successful in its efforts to market its production of crude oil and condensate, NGLs and natural gas;
- security threats, including cybersecurity threats and disruptions to our business and operations from breaches of our information technology systems, physical breaches of our facilities and other infrastructure or breaches of the information technology systems, facilities and infrastructure of third parties with which we transact business, and enhanced regulatory focus on the prevention of, and disclosure requirements relating to, cyber incidents;
- the availability, proximity and capacity of, and costs associated with, appropriate gathering, processing, compression, storage, transportation, refining, liquefaction and export facilities and equipment;
- the availability, cost, terms and timing of issuance or execution of mineral licenses, concessions and leases and governmental and other permits and rights-of-way, and EOG's ability to retain mineral licenses, concessions and leases;
- the impact of, and changes in, government policies, laws and regulations, including climate change-related regulations, policies and initiatives (for example, with respect to air emissions); tax laws and regulations (including, but not limited to, carbon tax or other emissions-related legislation); environmental, health and safety laws and regulations relating to disposal of produced water, drilling fluids and other wastes, hydraulic fracturing and access to and use of water; laws and regulations affecting the leasing of acreage and permitting for oil and gas drilling and the calculation of royalty payments in respect of oil and gas production; laws and regulations imposing additional permitting and disclosure requirements, additional operating restrictions and conditions or restrictions on drilling and completion operations and on the transportation of crude oil, NGLs and natural gas; laws and regulations with respect to financial and other derivatives and hedging activities; and laws and regulations with respect to the import and export of crude oil, natural gas and related commodities;
- the impact of climate change-related legislation, policies and initiatives; climate change-related political, social and shareholder activism; and physical, transition and reputational risks and other potential developments related to climate change;
- the extent to which EOG is able to successfully and economically develop, implement and carry out its emissions and other environmental or safety-related initiatives and achieve its related targets, goals, ambitions and initiatives;
- EOG's ability to effectively integrate acquired crude oil and natural gas properties into its operations, identify and resolve existing and potential issues with respect to such properties and accurately estimate reserves, production, drilling, completion and operating costs and capital expenditures with respect to such properties;
- the extent to which EOG's third-party-operated crude oil and natural gas properties are operated successfully, economically and in compliance with applicable laws and regulations;
- competition in the oil and gas exploration and production industry for the acquisition of licenses, concessions, leases and properties;
- the availability and cost of, and competition in the oil and gas exploration and production industry for, employees, labor and other personnel, facilities, equipment, materials (such as water, sand, fuel and tubulars) and services;
- the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise;
- weather and natural disasters, including its impact on crude oil and natural gas demand, and related delays in drilling and in the installation and operation (by EOG or third parties) of production, gathering, processing, refining, liquefaction, compression, storage, transportation, and export facilities;
- the ability of EOG's customers and other contractual counterparties to satisfy their obligations to EOG and, related thereto, to access the credit and capital markets to obtain financing needed to satisfy their obligations to EOG;
- EOG's ability to access the commercial paper market and other credit and capital markets to obtain financing on terms it deems acceptable, if at all, and to otherwise satisfy its capital expenditure requirements;
- the extent to which EOG is successful in its completion of planned asset dispositions;

1Q25 Press Release 10

- the extent and effect of any hedging activities engaged in by EOG;
- the timing and extent of changes in foreign currency exchange rates, interest rates, inflation rates, global and domestic financial market conditions and global and domestic general economic conditions;
- the economic and financial impact of epidemics, pandemics or other public health issues;
- geopolitical factors and political conditions and developments around the world (such as the imposition of tariffs or trade or other economic sanctions, political instability and armed conflicts), including in the areas in which EOG operates;
- the extent to which EOG incurs uninsured losses and liabilities or losses and liabilities in excess of its insurance coverage; and
- the other factors described under ITEM 1A, Risk Factors of EOG's Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and any updates to those factors set forth in EOG's subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

In light of these risks, uncertainties and assumptions, the events anticipated by EOG's forward-looking statements may not occur, and, if any of such events do, we may not have anticipated the timing of their occurrence or the duration or extent of their impact on our actual results. Accordingly, you should not place any undue reliance on any of EOG's forward-looking statements. EOG's forward-looking statements speak only as of the date made, and EOG undertakes no obligation, other than as required by applicable law, to update or revise its forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

Historical Non-GAAP Financial Measures:
Reconciliation schedules and definitions for the historical non-GAAP financial measures included or referenced herein as well as related discussion can be found on the EOG website at www.eogresources.com.

Cautionary Notice Regarding Forward-Looking Non-GAAP Financial Measures:
In addition, this press release and any accompanying disclosures may include or reference certain forward-looking, non-GAAP financial measures, such as free cash flow, cash flow provided by operating activities before changes in working capital and return on capital employed, and certain related estimates regarding future performance, commodity prices and operating and financial results. Because we provide these measures on a forward-looking basis, we cannot reliably or reasonably predict certain of the necessary components of the most directly comparable forward-looking GAAP measures, such as future changes in working capital and future impairments. Accordingly, we are unable to present a quantitative reconciliation of such forward-looking, non-GAAP financial measures to the respective most directly comparable forward-looking GAAP financial measures without unreasonable efforts. The unavailable information could have a significant impact on our ultimate results. However, management believes these forward-looking, non-GAAP measures may be a useful tool for the investment community in comparing EOG's forecasted financial performance to the forecasted financial performance of other companies in the industry. Any such forward-looking measures and estimates are intended to be illustrative only and are not intended to reflect the results that EOG will necessarily achieve for the period(s) presented; EOG's actual results may differ materially from such measures and estimates.

Oil and Gas Reserves:
The United States Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose not only "proved" reserves (i.e., quantities of oil and gas that are estimated to be recoverable with a high degree of confidence), but also "probable" reserves (i.e., quantities of oil and gas that are as likely as not to be recovered) as well as "possible" reserves (i.e., additional quantities of oil and gas that might be recovered, but with a lower probability than probable reserves). Statements of reserves are only estimates and may not correspond to the ultimate quantities of oil and gas recovered. Any reserve or resource estimates provided in this press release or any accompanying disclosures that are not specifically designated as being estimates of proved reserves may include "potential" reserves, "resource potential" and/or other estimated reserves or estimated resources not necessarily calculated in accordance with, or contemplated by, the SEC's latest reserve reporting guidelines. Investors are urged to consider closely the disclosure in EOG's Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (and any updates to such disclosure set forth in EOG's subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K), available from EOG at P.O. Box 4362, Houston, Texas 77210-4362 (Attn: Investor Relations). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC's website at www.sec.gov.

1Q25 Press Release 11

Income Statements
In millions of USD, except share data (in millions) and per share data (Unaudited)
	2024					2025
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Operating Revenues and Other
Crude Oil and Condensate	3,480	3,692	3,488	3,261	13,921	3,293				3,293
Natural Gas Liquids	513	515	524	554	2,106	572				572
Natural Gas	382	303	372	494	1,551	637				637
Gains (Losses) on Mark-to-Market Financial Commodity and Other Derivative Contracts, Net	237	(47)	79	(65)	204	(191)				(191)
Gathering, Processing and Marketing	1,459	1,519	1,481	1,341	5,800	1,340				1,340
Gains (Losses) on Asset Dispositions, Net	26	20	(7)	(23)	16	(1)				(1)
Other, Net	26	23	28	23	100	19				19
Total	6,123	6,025	5,965	5,585	23,698	5,669				5,669

Operating Expenses
Lease and Well	396	390	392	394	1,572	401				401
Gathering, Processing and Transportation Costs	413	423	445	441	1,722	440				440
Exploration Costs	45	34	43	52	174	41				41
Dry Hole Costs	1	5	—	8	14	34				34
Impairments	19	81	15	276	391	44				44
Marketing Costs	1,404	1,490	1,500	1,323	5,717	1,325				1,325
Depreciation, Depletion and Amortization	1,074	984	1,031	1,019	4,108	1,013				1,013
General and Administrative	162	151	167	189	669	171				171
Taxes Other Than Income	338	337	283	291	1,249	341				341
Total	3,852	3,895	3,876	3,993	15,616	3,810				3,810

Operating Income	2,271	2,130	2,089	1,592	8,082	1,859				1,859
Other Income, Net	62	66	76	70	274	65				65
Income Before Interest Expense and Income Taxes	2,333	2,196	2,165	1,662	8,356	1,924				1,924
Interest Expense, Net	33	36	31	38	138	47				47
Income Before Income Taxes	2,300	2,160	2,134	1,624	8,218	1,877				1,877
Income Tax Provision	511	470	461	373	1,815	414				414
Net Income	1,789	1,690	1,673	1,251	6,403	1,463				1,463

Dividends Declared per Common Share	0.9100	0.9100	0.9100	0.9750	3.7050	0.9750				0.9750
Net Income Per Share
Basic	3.11	2.97	2.97	2.25	11.31	2.66				2.66
Diluted	3.10	2.95	2.95	2.23	11.25	2.65				2.65
Average Number of Common Shares
Basic	575	569	564	557	566	550				550
Diluted	577	572	568	561	569	553				553

Volumes and Prices
(Unaudited)
	2024					2025
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Crude Oil and Condensate Volumes (MBbld) (A)
United States	486.8	490.1	491.8	493.5	490.6	500.9				500.9
Trinidad	0.6	0.6	1.2	1.1	0.8	1.2				1.2
Total	487.4	490.7	493.0	494.6	491.4	502.1				502.1

Average Crude Oil and Condensate Prices ($/Bbl) (B)
United States	$78.46	$82.71	$76.95	$71.68	$77.42	$72.90				$72.90
Trinidad	67.50	70.75	63.15	60.47	64.43	61.12				61.12
Composite	78.45	82.69	76.92	71.66	77.40	72.87				72.87

Natural Gas Liquids Volumes (MBbld) (A)
United States	231.7	244.8	254.3	252.5	245.9	241.7				241.7
Total	231.7	244.8	254.3	252.5	245.9	241.7				241.7

Average Natural Gas Liquids Prices ($/Bbl) (B)
United States	$24.32	$23.11	$22.42	$23.85	$23.40	$26.29				$26.29
Composite	24.32	23.11	22.42	23.85	23.40	26.29				26.29

Natural Gas Volumes (MMcfd) (A)
United States	1,658	1,668	1,745	1,840	1,728	1,834				1,834
Trinidad	200	204	225	252	220	246				246
Total	1,858	1,872	1,970	2,092	1,948	2,080				2,080

Average Natural Gas Prices ($/Mcf) (B)
United States	$2.10	$1.57	$1.84	$2.39	$1.99	$3.36				$3.36
Trinidad	3.54	3.48	3.68	3.86	3.65	3.78				3.78
Composite	2.26	1.78	2.05	2.57	2.17	3.41				3.41

Crude Oil Equivalent Volumes (MBoed) (C)
United States	994.7	1,013.0	1,037.1	1,052.7	1,024.5	1,048.3				1,048.3
Trinidad	34.1	34.5	38.6	43.0	37.6	42.1				42.1
Total	1,028.8	1,047.5	1,075.7	1,095.7	1,062.1	1,090.4				1,090.4

Total MMBoe (C)	93.6	95.3	99.0	100.8	388.7	98.1				98.1

(A)Thousand barrels per day or million cubic feet per day, as applicable.
(B)Dollars per barrel or per thousand cubic feet, as applicable. Excludes the impact of financial commodity and other derivative instruments (see Note 10 to the Condensed Consolidated Financial Statements in EOG's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025).
(C)Thousand barrels of oil equivalent per day or million barrels of oil equivalent, as applicable; includes crude oil and condensate, NGLs and natural gas. Crude oil equivalent volumes are determined using a ratio of 1.0 barrel of crude oil and condensate or NGLs to 6.0 thousand cubic feet of natural gas. MMBoe is calculated by multiplying the MBoed amount by the number of days in the period and then dividing that amount by one thousand.

Balance Sheets
In millions of USD (Unaudited)
	2024				2025
	MAR	JUN	SEP	DEC	MAR	JUN	SEP	DEC
Current Assets
Cash and Cash Equivalents	5,292	5,431	6,122	7,092	6,599
Accounts Receivable, Net	2,688	2,657	2,545	2,650	2,621
Inventories	1,154	1,069	1,038	985	897
Assets from Price Risk Management Activities	110	4	—	—	—
Other (A)	684	642	460	503	563
Total	9,928	9,803	10,165	11,230	10,680

Property, Plant and Equipment
Oil and Gas Properties (Successful Efforts Method)	73,356	74,615	75,887	77,091	78,432
Other Property, Plant and Equipment	5,768	6,078	6,314	6,418	6,510
Total Property, Plant and Equipment	79,124	80,693	82,201	83,509	84,942
Less: Accumulated Depreciation, Depletion and Amortization	(46,047)	(47,049)	(48,075)	(49,297)	(50,310)
Total Property, Plant and Equipment, Net	33,077	33,644	34,126	34,212	34,632
Deferred Income Taxes	38	44	42	39	44
Other Assets	1,753	1,733	1,818	1,705	1,626
Total Assets	44,796	45,224	46,151	47,186	46,982

Current Liabilities
Accounts Payable	2,389	2,436	2,290	2,464	2,353
Accrued Taxes Payable	786	600	855	1,007	668
Dividends Payable	523	516	513	539	534
Liabilities from Price Risk Management Activities	—	8	32	116	276
Current Portion of Long-Term Debt	34	534	34	532	1,280
Current Portion of Operating Lease Liabilities	318	303	338	315	318
Other	223	231	344	381	290
Total	4,273	4,628	4,406	5,354	5,719

Long-Term Debt	3,757	3,250	3,742	4,220	3,464
Other Liabilities	2,533	2,456	2,480	2,395	2,368
Deferred Income Taxes	5,597	5,731	5,949	5,866	5,915
Commitments and Contingencies

Stockholders' Equity
Common Stock, $0.01 Par	206	206	206	206	206
Additional Paid in Capital	6,188	6,219	6,058	6,090	6,095
Accumulated Other Comprehensive Loss	(8)	(8)	(9)	(4)	(4)
Retained Earnings	23,897	25,071	26,231	26,941	27,869
Common Stock Held in Treasury	(1,647)	(2,329)	(2,912)	(3,882)	(4,650)
Total Stockholders' Equity	28,636	29,159	29,574	29,351	29,516
Total Liabilities and Stockholders' Equity	44,796	45,224	46,151	47,186	46,982

(A)    Effective October 1, 2024, EOG combined Income Taxes Receivable into the Other line item. This presentation has been conformed for all periods presented and had no impact on previously reported Total Assets.

Cash Flow Statements
In millions of USD (Unaudited)
	2024					2025
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Cash Flows from Operating Activities
Reconciliation of Net Income to Net Cash Provided by Operating Activities:
Net Income	1,789	1,690	1,673	1,251	6,403	1,463				1,463
Items Not Requiring (Providing) Cash
Depreciation, Depletion and Amortization	1,074	984	1,031	1,019	4,108	1,013				1,013
Impairments	19	81	15	276	391	44				44
Stock-Based Compensation Expenses	45	45	58	51	199	50				50
Deferred Income Taxes	199	128	220	(80)	467	44				44
(Gains) Losses on Asset Dispositions, Net	(26)	(20)	7	23	(16)	1				1
Other, Net	9	3	2	3	17	11				11
Dry Hole Costs	1	5	—	8	14	34				34
Mark-to-Market Financial Commodity and Other Derivative Contracts (Gains) Losses, Net	(237)	47	(79)	65	(204)	191				191
Net Cash Received from (Payments for) Settlements of Financial Commodity Derivative Contracts	55	79	61	19	214	(38)				(38)
Changes in Components of Working Capital and Other Assets and Liabilities
Accounts Receivable	58	33	109	(99)	101	48				48
Inventories	117	75	30	37	259	76				76
Accounts Payable	(58)	29	(159)	152	(36)	(129)				(129)
Accrued Taxes Payable	319	(185)	256	151	541	(339)				(339)
Other Assets	(161)	42	197	(34)	44	(43)				(43)
Other Liabilities	(71)	(20)	108	6	23	(96)				(96)
Changes in Components of Working Capital Associated with Investing Activities	(229)	(127)	59	(85)	(382)	(41)				(41)
Net Cash Provided by Operating Activities	2,903	2,889	3,588	2,763	12,143	2,289				2,289
Investing Cash Flows
Additions to Oil and Gas Properties	(1,485)	(1,357)	(1,263)	(1,248)	(5,353)	(1,381)				(1,381)
Additions to Other Property, Plant and Equipment	(350)	(313)	(239)	(117)	(1,019)	(102)				(102)
Proceeds from Sales of Assets	9	10	—	4	23	12				12
Changes in Components of Working Capital Associated with Investing Activities	229	127	(59)	85	382	41				41
Net Cash Used in Investing Activities	(1,597)	(1,533)	(1,561)	(1,276)	(5,967)	(1,430)				(1,430)
Financing Cash Flows
Long-Term Debt Borrowings	—	—	—	985	985	—				—
Dividends Paid	(525)	(520)	(533)	(509)	(2,087)	(538)				(538)
Treasury Stock Purchased	(759)	(699)	(795)	(993)	(3,246)	(806)				(806)
Proceeds from Stock Options Exercised and Employee Stock Purchase Plan	—	11	—	11	22	—				—
Debt Issuance Costs	—	—	—	(2)	(2)	—				—
Repayment of Finance Lease Liabilities	(8)	(9)	(8)	(8)	(33)	(8)				(8)
Net Cash Used in Financing Activities	(1,292)	(1,217)	(1,336)	(516)	(4,361)	(1,352)				(1,352)
Effect of Exchange Rate Changes on Cash	—	–	–	(1)	(1)	—				—
Increase (Decrease) in Cash and Cash Equivalents	14	139	691	970	1,814	(493)				(493)
Cash and Cash Equivalents at Beginning of Period	5,278	5,292	5,431	6,122	5,278	7,092				7,092
Cash and Cash Equivalents at End of Period	5,292	5,431	6,122	7,092	7,092	6,599				6,599

Non-GAAP Financial Measures

To supplement the presentation of its financial results prepared in accordance with generally accepted accounting principles in the United States of America (GAAP), EOG’s quarterly earnings releases and related conference calls, accompanying investor presentation slides and presentation slides for investor conferences contain certain financial measures that are not prepared or presented in accordance with GAAP. These non-GAAP financial measures may include, but are not limited to, Adjusted Net Income (Loss), Cash Flow from Operations Before Changes in Working Capital, Free Cash Flow, Net Debt and related statistics.

A reconciliation of each of these measures to their most directly comparable GAAP financial measure and related discussion is included in the tables on the following pages and can also be found in the “Reconciliations & Guidance” section of the “Investors” page of the EOG website at www.eogresources.com.

As further discussed in the tables on the following pages, EOG believes these measures may be useful to investors who follow the practice of some industry analysts who make certain adjustments to GAAP measures (for example, to exclude non-recurring items) to facilitate comparisons to others in EOG’s industry, and who utilize non-GAAP measures in their calculations of certain statistics (for example, return on capital employed and return on equity) used to evaluate EOG’s performance.

EOG believes that the non-GAAP measures presented, when viewed in combination with its financial results prepared in accordance with GAAP, provide a more complete understanding of the factors and trends affecting the company’s performance. As is discussed in the tables on the following pages, EOG uses these non-GAAP measures for purposes of (i) comparing EOG’s financial performance with the financial performance of other companies in the industry and (ii) analyzing EOG’s financial performance across periods.

The non-GAAP measures presented should not be considered in isolation, and should not be considered as a substitute for, or as an alternative to, EOG’s reported Net Income (Loss), Long-Term Debt (including Current Portion of Long-Term Debt), Net Cash Provided by Operating Activities and other financial results calculated in accordance with GAAP. The non-GAAP measures presented should be read in conjunction with EOG's consolidated financial statements prepared in accordance with GAAP.

In addition, because not all companies use identical calculations, EOG’s presentation of non-GAAP measures may not be comparable to, and may be calculated differently from, similarly titled measures disclosed by other companies, including its peer companies. EOG may also change the calculation of one or more of its non-GAAP measures from time to time – for example, to account for changes in its business and operations or to more closely conform to peer company or industry analysts’ practices.

Direct ATROR

The calculation of EOG's direct after-tax rate of return (ATROR) is based on EOG’s net estimated recoverable reserves for a particular well(s) or play, the estimated net present value of the future net cash flows from such reserves (for which EOG utilizes certain assumptions regarding future commodity prices and operating costs) and EOG's direct net costs incurred in drilling or acquiring such well(s). As such, EOG's direct ATROR for a particular well(s) or play cannot be calculated from EOG’s consolidated financial statements.

Adjusted Net Income
In millions of USD, except share data (in millions) and per share data (Unaudited)

The following tables adjust reported Net Income (Loss) (GAAP) to reflect actual net cash received from (payments for) settlements of financial commodity derivative contracts by eliminating the net unrealized mark-to-market (gains) losses from these and other derivative transactions, to eliminate the net (gains) losses on asset dispositions, to add back impairment charges related to certain of EOG's assets (which are generally (i) attributable to declines in commodity prices, (ii) related to sales of certain oil and gas properties or (iii) the result of certain other events or decisions (e.g., a periodic review of EOG's oil and gas properties or other assets)), and to make certain other adjustments to exclude non-recurring and certain other items as further described below. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings to match hedge realizations to production settlement months and make certain other adjustments to exclude non-recurring and certain other items. EOG management uses this information for purposes of comparing its financial performance with the financial performance of other companies in the industry.

	1Q 2025
	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share

Reported Net Income (GAAP)	1,877	(414)	1,463	2.65
Adjustments:
Losses on Mark-to-Market Financial Commodity and Other Derivative Contracts, Net	191	(41)	150	0.26
Net Cash Payments for Settlements of Financial Commodity Derivative Contracts (1)	(38)	8	(30)	(0.05)
Add: Losses on Asset Dispositions, Net	1	2	3	0.01
Adjustments to Net Income	154	(31)	123	0.22

Adjusted Net Income (Non-GAAP)	2,031	(445)	1,586	2.87

Average Number of Common Shares
Basic				550
Diluted				553

(1) Consistent with its customary practice, in calculating Adjusted Net Income (non-GAAP), EOG subtracts from reported Net Income (GAAP) the total net cash paid for settlements of financial commodity derivative contracts during such period. For the three months ended March 31, 2025, such amount was $38 million.

Adjusted Net Income (Continued)
In millions of USD, except share data (in millions) and per share data (Unaudited)

	4Q 2024
	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share

Reported Net Income (GAAP)	1,624	(373)	1,251	2.23
Adjustments:
Losses on Mark-to-Market Financial Commodity and Other Derivative Contracts, Net	65	(14)	51	0.10
Net Cash Received from Settlements of Financial Commodity Derivative Contracts (1)	19	(4)	15	0.03
Add: Losses on Asset Dispositions, Net	23	(4)	19	0.03
Add: Certain Impairments	254	(55)	199	0.35
Adjustments to Net Income	361	(77)	284	0.51

Adjusted Net Income (Non-GAAP)	1,985	(450)	1,535	2.74

Average Number of Common Shares
Basic				557
Diluted				561

(1) Consistent with its customary practice, in calculating Adjusted Net Income (non-GAAP), EOG adds to reported Net Income (GAAP) the total net cash received from settlements of financial commodity derivative contracts during such period. For the three months ended December 31, 2024, such amount was $19 million.

Adjusted Net Income (Continued)
In millions of USD, except share data (in millions) and per share data (Unaudited)

	3Q 2024
	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share

Reported Net Income (GAAP)	2,134	(461)	1,673	2.95
Adjustments:
Gains on Mark-to-Market Financial Commodity and Other Derivative Contracts, Net	(79)	17	(62)	(0.11)
Net Cash Received from Settlements of Financial Commodity Derivative Contracts (1)	61	(13)	48	0.08
Add: Losses on Asset Dispositions, Net	7	(2)	5	0.01
Less: Severance Tax Refund	(31)	7	(24)	(0.04)
Add: Severance Tax Consulting Fees	10	(2)	8	0.01
Less: Interest on Severance Tax Refund	(5)	1	(4)	(0.01)
Adjustments to Net Income	(37)	8	(29)	(0.06)

Adjusted Net Income (Non-GAAP)	2,097	(453)	1,644	2.89

Average Number of Common Shares
Basic				564
Diluted				568

(1) Consistent with its customary practice, in calculating Adjusted Net Income (non-GAAP), EOG adds to reported Net Income (GAAP) the total net cash received from settlements of financial commodity derivative contracts during such period. For the three months ended September 30, 2024, such amount was $61 million.

Adjusted Net Income (Continued)
In millions of USD, except share data (in millions) and per share data (Unaudited)

	2Q 2024
	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share

Reported Net Income (GAAP)	2,160	(470)	1,690	2.95
Adjustments:
Losses on Mark-to-Market Financial Commodity and Other Derivative Contracts, Net	47	(10)	37	0.07
Net Cash Received from Settlements of Financial Commodity Derivative Contracts (1)	79	(17)	62	0.11
Less: Gains on Asset Dispositions, Net	(20)	5	(15)	(0.03)
Add: Certain Impairments	35	(2)	33	0.06
Adjustments to Net Income	141	(24)	117	0.21

Adjusted Net Income (Non-GAAP)	2,301	(494)	1,807	3.16

Average Number of Common Shares
Basic				569
Diluted				572

(1) Consistent with its customary practice, in calculating Adjusted Net Income (non-GAAP), EOG adds to reported Net Income (GAAP) the total net cash received from settlements of financial commodity derivative contracts during such period. For the three months ended June 30, 2024, such amount was $79 million.

Adjusted Net Income (Continued)
In millions of USD, except share data (in millions) and per share data (Unaudited)

	1Q 2024
	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share

Reported Net Income (GAAP)	2,300	(511)	1,789	3.10
Adjustments:
Gains on Mark-to-Market Financial Commodity and Other Derivative Contracts, Net	(237)	51	(186)	(0.31)
Net Cash Received from Settlements of Financial Commodity Derivative Contracts (1)	55	(12)	43	0.07
Less: Gains on Asset Dispositions, Net	(26)	4	(22)	(0.04)
Add: Certain Impairments	2	—	2	—
Adjustments to Net Income	(206)	43	(163)	(0.28)

Adjusted Net Income (Non-GAAP)	2,094	(468)	1,626	2.82

Average Number of Common Shares
Basic				575
Diluted				577

(1) Consistent with its customary practice, in calculating Adjusted Net Income (non-GAAP), EOG adds to reported Net Income (GAAP) the total net cash received from settlements of financial commodity derivative contracts during such period. For the three months ended March 31, 2024, such amount was $55 million.

Adjusted Net Income (Continued)
In millions of USD, except share data (in millions) and per share data (Unaudited)
	FY 2024
	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share

Reported Net Income (GAAP)	8,218	(1,815)	6,403	11.25
Adjustments:
Gains on Mark-to-Market Financial Commodity and Other Derivative Contracts, Net	(204)	44	(160)	(0.28)
Net Cash Received from Settlements of Financial Commodity Derivative Contracts (1)	214	(46)	168	0.30
Less: Gains on Asset Dispositions, Net	(16)	3	(13)	(0.02)
Add: Certain Impairments	291	(57)	234	0.41
Less: Severance Tax Refund	(31)	7	(24)	(0.04)
Add: Severance Tax Consulting Fees	10	(2)	8	0.01
Less: Interest on Severance Tax Refund	(5)	1	(4)	(0.01)
Adjustments to Net Income	259	(50)	209	0.37

Adjusted Net Income (Non-GAAP)	8,477	(1,865)	6,612	11.62

Average Number of Common Shares
Basic				566
Diluted				569

(1) Consistent with its customary practice, in calculating Adjusted Net Income (non-GAAP), EOG adds to reported Net Income (GAAP) the total net cash received from settlements of financial commodity derivative contracts during such period. For the twelve months ended December 31, 2024, such amount was $214 million.

Adjusted Net Income (Continued)
In millions of USD, except share data (in millions) and per share data (Unaudited)
	FY 2023
	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share

Reported Net Income (GAAP)	9,689	(2,095)	7,594	13.00
Adjustments:
Gains on Mark-to-Market Financial Commodity Derivative Contracts, Net	(818)	176	(642)	(1.09)
Net Cash Payments for Settlements of Financial Commodity Derivative Contracts (1)	(112)	24	(88)	(0.15)
Less: Gains on Asset Dispositions, Net	(95)	20	(75)	(0.13)
Add: Certain Impairments	42	(6)	36	0.06
Adjustments to Net Income	(983)	214	(769)	(1.31)

Adjusted Net Income (Non-GAAP)	8,706	(1,881)	6,825	11.69

Average Number of Common Shares
Basic				581
Diluted				584

(1) Consistent with its customary practice, in calculating Adjusted Net Income (non-GAAP), EOG subtracts from reported Net Income (GAAP) the total net cash paid for settlements of financial commodity derivative contracts during such period. For the twelve months ended December 31, 2023, such amount was $112 million.

Net Income per Share
In millions of USD, except share data (in millions), per share data, production volume data and per Boe data (Unaudited)

4Q 2024 Net Income per Share (GAAP) - Diluted		2.23

Realized Prices
1Q 2025 Composite Average Revenue from Sales of Crude Oil and Condensate, NGLs, and Natural Gas per Boe	45.88
Less: 4Q 2024 Composite Average Revenue from Sales of Crude Oil and Condensate, NGLs, and Natural Gas per Boe	(42.74)
Subtotal	3.14
Multiplied by: 1Q 2025 Crude Oil Equivalent Volumes (MMBoe)	98.1
Total Change in Revenue	308
Add: Income Tax Benefit (Provision) Imputed (based on 22%)	(68)
Change in Net Income	240
Change in Diluted Earnings per Share		0.43

Volumes
1Q 2025 Crude Oil Equivalent Volumes (MMBoe)	98.1
Less: 4Q 2024 Crude Oil Equivalent Volumes (MMBoe)	(100.8)
Subtotal	(2.7)
Multiplied by: 1Q 2025 Composite Average Margin per Boe (GAAP) (Including Total Exploration Costs) (refer to "Revenues, Costs and Margins Per Barrel of Oil Equivalent" schedule below)	20.09
Change in Margin	(54)
Less: Income Tax Benefit (Provision) Imputed (based on 22%)	12
Change in Net Income	(42)
Change in Diluted Earnings per Share		(0.08)

Certain Operating Costs per Boe
4Q 2024 Total Cash Operating Costs (GAAP) and Total DD&A per Boe	20.26
Less: 1Q 2025 Total Cash Operating Costs (GAAP) and Total DD&A per Boe	(20.63)
Subtotal	(0.37)
Multiplied by: 1Q 2025 Crude Oil Equivalent Volumes (MMBoe)	98.1
Change in Before-Tax Net Income	(36)
Less: Income Tax Benefit (Provision) Imputed (based on 22%)	8
Change in Net Income	(28)
Change in Diluted Earnings per Share		(0.05)

Net Income Per Share (Continued)
In millions of USD, except share data (in millions), per share data, production volume data and per Boe data (Unaudited)

Gains (Losses) on Mark-to-Market Financial Commodity and Other Derivative Contracts, Net
1Q 2025 Net Gains (Losses) on Mark-to-Market Financial Commodity and Other Derivative Contracts	(191)
Less: Income Tax Benefit (Provision)	41
After Tax - (a)	(150)
Less: 4Q 2024 Net Gains (Losses) on Mark-to-Market Financial Commodity and Other Derivative Contracts	(65)
Less: Income Tax Benefit (Provision)	14
After Tax - (b)	(51)
Change in Net Income - (a) - (b)	(99)
Change in Diluted Earnings per Share		(0.18)

Other (1)		0.30

1Q 2025 Net Income per Share (GAAP) - Diluted		2.65

1Q 2025 Average Number of Common Shares - Diluted	553

(1)Includes gathering, processing and marketing revenue, gains (losses) on asset dispositions, other revenue, exploration, dry hole, impairments and marketing costs, taxes other than income, other income (expense), interest expense and the impact of changes in the effective income tax rate.

Adjusted Net Income Per Share
In millions of USD, except share data (in millions), per share data, production volume data and per Boe data (Unaudited)

4Q 2024 Adjusted Net Income per Share (Non-GAAP) - Diluted		2.74

Realized Prices
1Q 2025 Composite Average Revenue from Sales of Crude Oil and Condensate, NGLs, and Natural Gas per Boe	45.88
Less: 4Q 2024 Composite Average Revenue from Sales of Crude Oil and Condensate, NGLs, and Natural Gas per Boe	(42.74)
Subtotal	3.14
Multiplied by: 1Q 2025 Crude Oil Equivalent Volumes (MMBoe)	98.1
Total Change in Revenue	308
Add: Income Tax Benefit (Provision) Imputed (based on 22%)	(68)
Change in Net Income	240
Change in Diluted Earnings per Share		0.43

Volumes
1Q 2025 Crude Oil Equivalent Volumes (MMBoe)	98.1
Less: 4Q 2024 Crude Oil Equivalent Volumes (MMBoe)	(100.8)
Subtotal	(2.7)
Multiplied by: 1Q 2025 Composite Average Margin per Boe (Non-GAAP) (Including Total Exploration Costs) (refer to "Revenues, Costs and Margins Per Barrel of Oil Equivalent" schedule below)	20.09
Change in Margin	(54)
Add: Income Tax Benefit (Provision) Imputed (based on 22%)	12
Change in Net Income	(42)
Change in Diluted Earnings per Share		(0.08)

Certain Operating Costs per Boe
4Q 2024 Total Cash Operating Costs (Non-GAAP) and Total DD&A per Boe	20.26
Less: 1Q 2025 Total Cash Operating Costs (Non-GAAP) and Total DD&A per Boe	(20.63)
Subtotal	(0.37)
Multiplied by: 1Q 2025 Crude Oil Equivalent Volumes (MMBoe)	98.1
Change in Before-Tax Net Income	(36)
Add: Income Tax Benefit (Provision) Imputed (based on 22%)	8
Change in Net Income	(28)
Change in Diluted Earnings per Share		(0.05)

Adjusted Net Income Per Share (Continued)
In millions of USD, except share data (in millions), per share data, production volume data and per Boe data (Unaudited)

Net Cash Received from (Payments for) Settlements of Financial Commodity Derivative Contracts
1Q 2025 Net Cash Received from (Payments for) Settlements of Financial Commodity Derivative Contracts	(38)
Less: Income Tax Benefit (Provision)	8
After Tax - (a)	(30)
4Q 2024 Net Cash Received from (Payments for) Settlements of Financial Commodity Derivative Contracts	19
Less: Income Tax Benefit (Provision)	(4)
After Tax - (b)	15
Change in Net Income - (a) - (b)	(45)
Change in Diluted Earnings per Share		(0.08)

Other (1)		(0.09)

1Q 2025 Adjusted Net Income per Share (Non-GAAP)		2.87

1Q 2025 Average Number of Common Shares - Diluted	553

(1)Includes gathering, processing and marketing revenue, other revenue, exploration, dry hole, impairments and marketing costs, taxes other than income, other income (expense), interest expense and the impact of changes in the effective income tax rate.

Cash Flow from Operations and Free Cash Flow
In millions of USD (Unaudited)

The following tables reconcile Net Cash Provided by Operating Activities (GAAP) to Cash Flow from Operations Before Changes in Working Capital (Non-GAAP). EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust Net Cash Provided by Operating Activities for Changes in Components of Working Capital and Other Assets and Liabilities, Changes in Components of Working Capital Associated with Investing Activities and certain other adjustments to exclude non-recurring and certain other items as further described below. EOG defines Free Cash Flow (Non-GAAP) for a given period as Cash Flow from Operations Before Changes in Working Capital (Non-GAAP) (see below reconciliation) for such period less the Total Capital Expenditures (Non-GAAP) during such period, as is illustrated below. EOG management uses this information for comparative purposes within the industry.
	2024					2025
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Net Cash Provided by Operating Activities (GAAP)	2,903	2,889	3,588	2,763	12,143	2,289				2,289

Adjustments:
Changes in Components of Working Capital and Other Assets and Liabilities
Accounts Receivable	(58)	(33)	(109)	99	(101)	(48)				(48)
Inventories	(117)	(75)	(30)	(37)	(259)	(76)				(76)
Accounts Payable	58	(29)	159	(152)	36	129				129
Accrued Taxes Payable	(319)	185	(256)	(151)	(541)	339				339
Other Assets	161	(42)	(197)	34	(44)	43				43
Other Liabilities	71	20	(108)	(6)	(23)	96				96
Changes in Components of Working Capital Associated with Investing Activities	229	127	(59)	85	382	41				41
Cash Flow from Operations Before Changes in Working Capital (Non-GAAP)	2,928	3,042	2,988	2,635	11,593	2,813				2,813
Less:
Total Capital Expenditures (Non-GAAP) (a)	(1,703)	(1,668)	(1,497)	(1,358)	(6,226)	(1,484)				(1,484)
Free Cash Flow (Non-GAAP)	1,225	1,374	1,491	1,277	5,367	1,329				1,329

(a) See below reconciliation of Total Expenditures (GAAP) to Total Capital Expenditures (Non-GAAP):

	2024					2025
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Total Expenditures (GAAP)	1,952	1,682	1,573	1,446	6,653	1,546				1,546
Less:
Asset Retirement Costs	(21)	60	(11)	(26)	2	(13)				(13)
Non-Cash Acquisition Costs of Unproved Properties	(31)	(34)	(17)	(3)	(85)	(9)				(9)
Acquisition Costs of Proved Properties	(21)	(5)	—	(7)	(33)	1				1
Acquisition Costs of Other Property, Plant and Equipment	(131)	(1)	(5)	—	(137)	—				—
Exploration Costs	(45)	(34)	(43)	(52)	(174)	(41)				(41)
Total Capital Expenditures (Non-GAAP)	1,703	1,668	1,497	1,358	6,226	1,484				1,484

Cash Flow from Operations and Free Cash Flow (Continued)
In millions of USD (Unaudited)

	FY 2023	FY 2022

Net Cash Provided by Operating Activities (GAAP)	11,340	11,093

Adjustments:
Changes in Components of Working Capital and Other Assets and Liabilities
Accounts Receivable	38	347
Inventories	231	534
Accounts Payable	119	(90)
Accrued Taxes Payable	(61)	113
Other Assets	(39)	364
Other Liabilities	(184)	266
Changes in Components of Working Capital Associated with Investing Activities	(295)	(375)
Cash Flow from Operations Before Changes in Working Capital (Non-GAAP)	11,149	12,252
Less:
Total Capital Expenditures (Non-GAAP) (a)	(6,041)	(4,607)
Free Cash Flow (Non-GAAP)	5,108	7,645

(a) See below reconciliation of Total Expenditures (GAAP) to Total Capital Expenditures (Non-GAAP):

Total Expenditures (GAAP)	6,818	5,610
Less:
Asset Retirement Costs	(257)	(298)
Non-Cash Development Drilling	(90)	—
Non-Cash Acquisition Costs of Unproved Properties	(99)	(127)
Acquisition Costs of Proved Properties	(16)	(419)
Acquisition Costs of Other Property, Plant and Equipment	(134)	—
Exploration Costs	(181)	(159)
Total Capital Expenditures (Non-GAAP)	6,041	4,607

Net Debt-to-Total Capitalization Ratio
In millions of USD, except ratio data (Unaudited)

The following tables reconcile Current and Long-Term Debt (GAAP) to Net Debt (Non-GAAP) and Total Capitalization (GAAP) to Total Capitalization (Non-GAAP), as used in the Net Debt-to-Total Capitalization ratio calculation. A portion of the cash is associated with international subsidiaries; tax considerations may impact debt paydown. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who utilize Net Debt and Total Capitalization (Non-GAAP) in their Net Debt-to-Total Capitalization ratio calculation. EOG management uses this information for comparative purposes within the industry.

	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024

Total Stockholders' Equity - (a)	29,516	29,351	29,574	29,159	28,636

Current and Long-Term Debt (GAAP) - (b)	4,744	4,752	3,776	3,784	3,791
Less: Cash	(6,599)	(7,092)	(6,122)	(5,431)	(5,292)
Net Debt (Non-GAAP) - (c)	(1,855)	(2,340)	(2,346)	(1,647)	(1,501)

Total Capitalization (GAAP) - (a) + (b)	34,260	34,103	33,350	32,943	32,427

Total Capitalization (Non-GAAP) - (a) + (c)	27,661	27,011	27,228	27,512	27,135

Debt-to-Total Capitalization (GAAP) - (b) / [(a) + (b)]	13.8%	13.9%	11.3%	11.5%	11.7%

Net Debt-to-Total Capitalization (Non-GAAP) - (c) / [(a) + (c)]	-6.7%	-8.7%	-8.6%	-6.0%	-5.5%

Revenues, Costs and Margins Per Barrel of Oil Equivalent
In millions of USD, except Boe and per Boe amounts (Unaudited)

EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who review certain components and/or groups of components of revenues, costs and/or margins per barrel of oil equivalent (Boe). Certain of these components are adjusted for non-recurring and certain other items, as further discussed below. EOG management uses this information for purposes of comparing its financial performance with the financial performance of other companies in the industry.

	1Q 2025	4Q 2024	3Q 2024	2Q 2024	1Q 2024

Volume - Million Barrels of Oil Equivalent - (a)	98.1	100.8	99.0	95.3	93.6

Total Operating Revenues and Other - (b)	5,669	5,585	5,965	6,025	6,123
Total Operating Expenses - (c)	3,810	3,993	3,876	3,895	3,852
Operating Income - (d)	1,859	1,592	2,089	2,130	2,271

Revenues from Sales of Crude Oil and Condensate, NGLs, and Natural Gas
Crude Oil and Condensate	3,293	3,261	3,488	3,692	3,480
Natural Gas Liquids	572	554	524	515	513
Natural Gas	637	494	372	303	382
Total Revenues from Sales of Crude Oil and Condensate, NGLs, and Natural Gas - (e)	4,502	4,309	4,384	4,510	4,375

Operating Costs
Lease and Well	401	394	392	390	396
Gathering, Processing and Transportation Costs (1)	440	441	445	423	413
General and Administrative (GAAP)	171	189	167	151	162
Less: Severance Tax Consulting Fees	—	—	(10)	—	—
General and Administrative (Non-GAAP) (3)	171	189	157	151	162
Taxes Other Than Income (GAAP)	341	291	283	337	338
Add: Severance Tax Refund	—	—	31	—	—
Taxes Other Than Income (Non-GAAP) (4)	341	291	314	337	338
Interest Expense, Net	47	38	31	36	33
Total Operating Cost (GAAP) (excluding DD&A and Total Exploration Costs) - (f)	1,400	1,353	1,318	1,337	1,342
Total Operating Cost (Non-GAAP) (excluding DD&A and Total Exploration Costs) - (g)	1,400	1,353	1,339	1,337	1,342

Depreciation, Depletion and Amortization (DD&A)	1,013	1,019	1,031	984	1,074

Total Operating Cost (GAAP) (excluding Total Exploration Costs) - (h)	2,413	2,372	2,349	2,321	2,416
Total Operating Cost (Non-GAAP) (excluding Total Exploration Costs) - (i)	2,413	2,372	2,370	2,321	2,416

Exploration Costs	41	52	43	34	45
Dry Hole Costs	34	8	—	5	1
Impairments	44	276	15	81	19
Total Exploration Costs (GAAP)	119	336	58	120	65
Less: Certain Impairments (2)	—	(254)	—	(35)	(2)
Total Exploration Costs (Non-GAAP)	119	82	58	85	63

Total Operating Cost (GAAP) (including Total Exploration Costs (GAAP)) - (j)	2,532	2,708	2,407	2,441	2,481
Total Operating Cost (Non-GAAP) (including Total Exploration Costs (Non-GAAP)) - (k)	2,532	2,454	2,428	2,406	2,479

Total Revenues from Sales of Crude Oil and Condensate, NGLs, and Natural Gas less Total Operating Cost (GAAP) (including Total Exploration Costs (GAAP))	1,970	1,601	1,977	2,069	1,894
Total Revenues from Sales of Crude Oil and Condensate, NGLs, and Natural Gas less Total Operating Cost (Non-GAAP) (including Total Exploration Costs (Non-GAAP))	1,970	1,855	1,956	2,104	1,896

Revenues, Costs and Margins Per Barrel of Oil Equivalent (Continued)
In millions of USD, except Boe and per Boe amounts (Unaudited)

	1Q 2025	4Q 2024	3Q 2024	2Q 2024	1Q 2024
Per Barrel of Oil Equivalent (Boe) Calculations (GAAP)

Composite Average Operating Revenues and Other per Boe - (b) / (a)	57.79	55.41	60.25	63.22	65.42
Composite Average Operating Expenses per Boe - (c) / (a)	38.84	39.62	39.15	40.87	41.16
Composite Average Operating Income per Boe - (d) / (a)	18.95	15.79	21.10	22.35	24.26

Composite Average Revenue from Sales of Crude Oil and Condensate, NGLs, and Natural Gas per Boe - (e) / (a)	45.88	42.74	44.31	47.31	46.73

Total Operating Cost per Boe (excluding DD&A and Total Exploration Costs) - (f) / (a)	14.26	13.42	13.32	14.03	14.33

Composite Average Margin per Boe (excluding DD&A and Total Exploration Costs) - [(e) / (a) - (f) / (a)]	31.62	29.32	30.99	33.28	32.40

Total Operating Cost per Boe (excluding Total Exploration Costs) - (h) / (a)	24.58	23.53	23.74	24.35	25.80

Composite Average Margin per Boe (excluding Total Exploration Costs) - [(e) / (a) - (h) / (a)]	21.30	19.21	20.57	22.96	20.93

Total Operating Cost per Boe (including Total Exploration Costs) - (j) / (a)	25.79	26.86	24.33	25.61	26.49

Composite Average Margin per Boe (including Total Exploration Costs) - [(e) / (a) - (j) / (a)]	20.09	15.88	19.98	21.70	20.24

Per Barrel of Oil Equivalent (Boe) Calculations (Non-GAAP)

Total Operating Cost per Boe (excluding DD&A and Total Exploration Costs) - (g) / (a)	14.26	13.42	13.53	14.03	14.33

Composite Average Margin per Boe (excluding DD&A and Total Exploration Costs) - [(e) / (a) - (g) / (a)]	31.62	29.32	30.78	33.28	32.40

Total Operating Cost per Boe (excluding Total Exploration Costs) - (i) / (a)	24.58	23.53	23.95	24.35	25.80

Composite Average Margin per Boe (excluding Total Exploration Costs) - [(e) / (a) - (i) / (a)]	21.30	19.21	20.36	22.96	20.93

Total Operating Cost per Boe (including Total Exploration Costs) - (k) / (a)	25.79	24.34	24.54	25.24	26.47

Composite Average Margin per Boe (including Total Exploration Costs) - [(e) / (a) - (k) / (a)]	20.09	18.40	19.77	22.07	20.26

Revenues, Costs and Margins Per Barrel of Oil Equivalent (Continued)
In millions of USD, except Boe and per Boe amounts (Unaudited)

	2024	2023	2022

Volume - Million Barrels of Oil Equivalent - (a)	388.7	359.4	331.5

Total Operating Revenues and Other - (b)	23,698	24,186	25,702
Total Operating Expenses - (c)	15,616	14,583	15,736
Operating Income (Loss) - (d)	8,082	9,603	9,966

Revenues from Sales of Crude Oil and Condensate, NGLs, and Natural Gas
Crude Oil and Condensate	13,921	13,748	16,367
Natural Gas Liquids	2,106	1,884	2,648
Natural Gas	1,551	1,744	3,781
Total Revenues from Sales of Crude Oil and Condensate, NGLs, and Natural Gas - (e)	17,578	17,376	22,796

Operating Costs
Lease and Well	1,572	1,454	1,331
Gathering, Processing and Transportation Costs (1)	1,722	1,620	1,587
General and Administrative (GAAP)	669	640	570
Less: Severance Tax Consulting Fees	(10)	—	(16)
General and Administrative (Non-GAAP) (3)	659	640	554
Taxes Other Than Income (GAAP)	1,249	1,284	1,585
Add: Severance Tax Refund	31	—	115
Taxes Other Than Income (Non-GAAP) (4)	1,280	1,284	1,700
Interest Expense, Net	138	148	179
Total Operating Cost (GAAP) (excluding DD&A and Total Exploration Costs) - (f)	5,350	5,146	5,252
Total Operating Cost (Non-GAAP) (excluding DD&A and Total Exploration Costs) - (g)	5,371	5,146	5,351

Depreciation, Depletion and Amortization (DD&A)	4,108	3,492	3,542

Total Operating Cost (GAAP) (excluding Total Exploration Costs) - (h)	9,458	8,638	8,794
Total Operating Cost (Non-GAAP) (excluding Total Exploration Costs) - (i)	9,479	8,638	8,893

Exploration Costs	174	181	159
Dry Hole Costs	14	1	45
Impairments	391	202	382
Total Exploration Costs (GAAP)	579	384	586
Less: Certain Impairments (2)	(291)	(42)	(113)
Total Exploration Costs (Non-GAAP)	288	342	473

Total Operating Cost (GAAP) (including Total Exploration Costs (GAAP)) - (j)	10,037	9,022	9,380
Total Operating Cost (Non-GAAP) (including Total Exploration Costs (Non-GAAP)) - (k)	9,767	8,980	9,366

Total Revenues from Sales of Crude Oil and Condensate, NGLs, and Natural Gas less Total Operating Cost (GAAP) (including Total Exploration Costs (GAAP))	7,541	8,354	13,416
Total Revenues from Sales of Crude Oil and Condensate, NGLs, and Natural Gas less Total Operating Cost (Non-GAAP) (including Total Exploration Costs (Non-GAAP))	7,811	8,396	13,430

Revenues, Costs and Margins Per Barrel of Oil Equivalent (Continued)
In millions of USD, except Boe and per Boe amounts (Unaudited)
	2024	2023	2022

Per Barrel of Oil Equivalent (Boe) Calculations (GAAP)

Composite Average Operating Revenues and Other per Boe - (b) / (a)	60.97	67.30	77.53
Composite Average Operating Expenses per Boe - (c) / (a)	40.18	40.58	47.47
Composite Average Operating Income (Loss) per Boe - (d) / (a)	20.79	26.72	30.06

Composite Average Revenue from Sales of Crude Oil and Condensate, NGLs, and Natural Gas per Boe - (e) / (a)	45.22	48.34	68.77

Total Operating Cost per Boe (excluding DD&A and Total Exploration Costs) - (f) / (a)	13.76	14.31	15.84

Composite Average Margin per Boe (excluding DD&A and Total Exploration Costs) - [(e) / (a) - (f) / (a)]	31.46	34.03	52.93

Total Operating Cost per Boe (excluding Total Exploration Costs) - (h) / (a)	24.33	24.03	26.53

Composite Average Margin per Boe (excluding Total Exploration Costs) - [(e) / (a) - (h) / (a)]	20.89	24.31	42.24

Total Operating Cost per Boe (including Total Exploration Costs) - (j) / (a)	25.82	25.10	28.30

Composite Average Margin per Boe (including Total Exploration Costs) - [(e) / (a) - (j) / (a)]	19.40	23.24	40.47

Per Barrel of Oil Equivalent (Boe) Calculations (Non-GAAP)

Total Operating Cost per Boe (excluding DD&A and Total Exploration Costs) - (g) / (a)	13.82	14.31	16.14

Composite Average Margin per Boe (excluding DD&A and Total Exploration Costs) - [(e) / (a) - (g) / (a)]	31.40	34.03	52.63

Total Operating Cost per Boe (excluding Total Exploration Costs) - (i) / (a)	24.39	24.03	26.83

Composite Average Margin per Boe (excluding Total Exploration Costs) - [(e) / (a) - (i) / (a)]	20.83	24.31	41.94

Total Operating Cost per Boe (including Total Exploration Costs) - (k) / (a)	25.13	24.98	28.26

Composite Average Margin per Boe (including Total Exploration Costs) - [(e) / (a) - (k) / (a)]	20.09	23.36	40.51

(1)Effective January 1, 2024, EOG combined Transportation Costs and Gathering and Processing Costs into one line item titled Gathering, Processing and Transportation Costs. This presentation has been conformed for all periods presented and had no impact on previously reported Net Income.
(2)In general, EOG excludes impairments which are (i) attributable to declines in commodity prices, (ii) related to sales of certain oil and gas properties or (iii) the result of certain other events or decisions (e.g., a periodic review of EOG's oil and gas properties or other assets). EOG believes excluding these impairments from total exploration costs is appropriate and provides useful information to investors, as such impairments were caused by factors outside of EOG’s control (versus, for example, impairments that are due to EOG’s proved oil and gas properties not being as productive as it originally estimated).
(3)EOG believes excluding the above-referenced items from General and Administrative Costs is appropriate and provides useful information to investors, as EOG views such items as non-recurring.
(4)EOG believes excluding the above-referenced items from Taxes Other Than Income is appropriate and provides useful information to investors, as EOG views such items as non-recurring.